UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2014 (May 22, 2014)

Solera National Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-53181	02-0774841
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

319 S. Sheridan Blvd.
Lakewood, CO 80226
303-209-8600
(Address and telephone number of principal executive offices)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

On May 22, 2014, Solera National Bancorp, Inc. (the "Company") held its 2014 Annual Meeting of Shareholders ("Annual Meeting"). The number of shares represented in person or by proxy at the Annual Meeting was 1,903,307 or 71.0% of the outstanding voting shares of the Company, which constituted a quorum. The proposals voted on at the Annual Meeting and the preliminary voting results are set forth below. We will file an amendment to this report when final results are available.

Proposal 1. With respect to the proposal to elect directors to the Board of Directors of the Company for terms expiring at the 2015 annual meeting of shareholders or until their successors are duly elected and qualified, the following persons were elected and received the number of votes set forth below:

	FOR	WITHHELD	TOTAL
Maria G. Arias	669,519	38,500	708,019
John P. Carmichael	689,519	18,500	708,019
Ron Eller	672,019	36,000	708,019
Ray L. Nash	672,019	36,000	708,019
David N. Roberts	669,269	38,500	707,769
Larry D. Trujillo	668,269	39,500	707,769
Kent C. Veio	661,769	46,000	707,769

Proposal 2. The proposal to ratify the appointment of McGladrey LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2014 was ratified by the following vote:

FOR	AGAINST	ABSTAIN	TOTAL
1,853,208	41,849	3,750	1,898,807

A shareholder of the Company, Michael Quagliano, purported to present at the Annual Meeting (i) the election of six alternative director nominees and (ii) an amendment to the Company’s bylaws that would reduce the size of the board to five. The Company’s bylaws require that a shareholder seeking to bring business (including the nomination of directors) before an annual shareholders’ meeting provide a notice to the Company that includes specified information. Mr. Quagliano provided such a notice with respect to his nominees and the proposed amendment to the bylaws. However, as disclosed in the Company’s proxy statement relating to the Annual Meeting, the Company believes that this notice did not contain all of the information required under the bylaws. Among other things, the notice did not include information regarding whether or not there are any arrangements between Quagliano and other persons regarding future employment or transactions with the Company. In addition, the notice contained misstatements regarding the qualifications of one of his nominees and omitted significant information about the qualifications of another. Further, the Company believes that additional violations of law occurred during the solicitation process that would disqualify Mr. Quagliano’s nominees and proposal from being considered. Therefore, as further disclosed in the Company’s proxy statement, the Company concluded that his proposals were not properly before the meeting, and votes for his nominees and proposal were not given effect. The Company understands that Mr. Quagliano disagrees with the Company’s position, and believes that his notice was adequate. The Company has filed a declaratory judgment action seeking a judicial determination of this issue. The Company has tallied the votes cast for Mr. Quagliano’s nominees and proposals at the Annual Meeting, which are set forth below, and will give them effect if the court so directs.

Proposal 1. For Mr. Quagliano's alternative slate of director nominees:

	FOR	WITHHELD	TOTAL
Lars Johnson	1,162,689	32,849	1,195,538
Jackson Lounsberry	1,162,439	32,849	1,195,288
Michael D. Quagliano	1,172,788	22,750	1,195,538
Carlyle F. Griffin	1,162,689	32,849	1,195,538
Drew Quagliano	1,161,689	33,599	1,195,288
Melissa Allen	1,161,189	34,099	1,195,288

Proposal 3. Mr. Quagliano's proposal to amend the Company's bylaws to reduce the size of the Board of Directors to five (5) members:

FOR	AGAINST	ABSTAIN	TOTAL
1,229,819	639,538	27,450	1,896,807

According to Mr. Quagliano’s filings with the Securities and Exchange Commission, he and his co-participant Robert Fenton owned, in the aggregate, 693,345 shares of the Company’s stock as of the record date for the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Solera National Bancorp, Inc.
(Registrant)

Date: May 28, 2014	By:	/s/ John P. Carmichael
	Name:	John P. Carmichael
	Title:	President and Chief Executive Officer